Exhibit 10.2

                           Northland Cranberries, Inc.
                             800 First Avenue South
                                  P.O. Box 8020
                        Wisconsin Rapids, Wisconsin 54495

                                November 6, 2001


[Name]
Northland Cranberries, Inc.
800 First Avenue South
P.O. Box 8020
Wisconsin Rapids, Wisconsin 54495

     Re:  Northland Cranberries, Inc. (the "Company")
          Grant of Nonqualified Stock Option
          ----------------------------------

Dear [Name]:

          The Company is pleased to advise you that its Board of Directors has granted to you a stock option (an "Option"), as provided below, under the Northland Cranberries, Inc. 2001 Stock Option Plan (the "Plan"), a copy of which is attached hereto and incorporated herein by reference.

          1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

          "Board" shall mean the Board of Directors of the Company.

          "Breach Date" shall mean the date on which you breach any of the provisions in paragraphs 18 and 19.

          "Cause" means any of (i) your conviction of a felony, (ii) acts by you of moral turpitude, (iii) willful action taken by you for the purpose of harming the Company, (iv) your engaging in an act or acts of substantial dishonesty or unethical business conduct, in any case materially harming the Company, (v) your gross negligence or reckless activity in the conduct of the business of the Company (including, without limitation, a material breach by you of any Company employee manual now existing or hereinafter instituted), (vi) your failure to abide by any directive of the Board, or (vii) material abandonment of your duties with respect to the Company; provided, no termination shall be "for Cause" unless the Company has (i) notified you of your act (or failure to act) constituting Cause and provided you with 10 days to cure such act (or failure to act) to the reasonable satisfaction of the Board and (ii) provided, if you submit a written request to the Board for the opportunity to be heard within 5 days of your termination, you have an opportunity, together with your counsel, to be heard before the

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Board within 10 days of your written request. Any meeting of the Board or hearing before the Board may be telephonic.

          "Change of Control" shall mean the occurrence of any of the following events:

          (a) the acquisition, other than solely from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended), other than the Company or an employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); or

          (b) a reorganization, merger, consolidation or recapitalization of the Company (a "Business Combination"), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or

          (c) a complete liquidation or dissolution of the Company, or a sale of all or substantially all of the Company's assets.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

          "Committee" shall mean the Stock Option Committee, or such other committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board.

          "Common Stock" shall mean the Company's Class A Common Stock, par value $.01 per share, or, in the event that the outstanding Class A Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

          "Company" shall mean Northland Cranberries, Inc., a Wisconsin corporation, and (except to the extent the context requires otherwise) any subsidiary corporation of Northland Cranberries, Inc. as such term is defined in
Section 425(f) of the Code.

          "Disability" shall mean your inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively your duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of at least 90 consecutive days or for shorter periods

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aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the reasonable judgment of the Board.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute.

          "Fair Market Value" shall mean, as of any applicable date: (i) if the principal securities market on which the Common Stock is traded is a national securities exchange or The Nasdaq National Market ("NNM"), the closing price of the Common Stock on such exchange or NNM, as the case may be, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; (ii) if the Common Stock is not traded on a national securities exchange or NNM, the closing price on such date as reported by The Nasdaq SmallCap Market, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; (iii) if the principal securities market on which the Common Stock is traded is not a national securities exchange, NNM or The Nasdaq SmallCap Market, the average of the bid and asked prices reported by the National Quotation Bureau, Inc.; (iv) if not reported by the National Quotation Board, the closing price of a share of Common Stock on the date of grant as reported on the OTC Bulletin Board; or (v) if the price of the Common Stock is not so reported, the Fair Market Value of the Common Stock as determined in good faith by the Committee or the Board.

          "Option Shares" shall mean (i) all shares of Common Stock issued or issuable upon the exercise of the Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Option Shares shall continue to be Option Shares in the hands of any holder other than you (except for the Company and, to the extent that you are permitted to transfer Option Shares pursuant to paragraph 15 or 17 hereof, purchasers pursuant to a public offering under the Securities Act), and each such transferee thereof shall succeed to the rights and obligations of a holder of Option Shares hereunder.

          "Public Sale" shall mean any sale of Option Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act.

          "Repurchase Option" shall mean the occurrence of any event described in paragraph 13(a).

          "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute.

          "Termination Date" shall mean the date on which your employment with the Company is terminated.

          "Trade Secret" shall means information, including without limitation a formula, pattern, compilation, program, device, method, technique or process that: (1)

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derives independent economic value, actual or potential, from not being generally known to, and not being easily ascertainable by proper means, by other persons who can obtain economic value from its disclosure or use, and (2) is the subject of efforts that are reasonable under circumstances to maintain its secrecy.

          2. Option.

          (a) Terms. Your Option is for the purchase of up to _________ shares of Common Stock (the "Option Shares") at a price per share of $0.08878 (the "Exercise Price"), payable upon exercise as set forth in paragraph 2(b) below. Your Option shall expire at the close of business on November 6, 2011 (the "Expiration Date"), subject to earlier expiration as provided in paragraph 3(c) below or upon termination of your employment as provided in paragraph 4(b) below. Your Option is not intended to be an "incentive stock option" within the meaning of Section 422A of the Code.

          (b) Payment of Option Price. Subject to paragraph 3 below, your Option may be exercised in whole or in part upon payment of an amount (the "Option Price") equal to the product of (i) the Exercise Price multiplied by (ii) the number of Option Shares to be acquired. Payment shall be made in cash (including check, bank draft or money order) or, in the discretion of the Committee, by delivery of a promissory note (if in accordance with policies approved by the Board).

          3. Exercisability/Vesting. Your Option may be exercised only to the extent it has become vested. Subject to acceleration under paragraph 12 below, your Option shall vest cumulatively and become exercisable with respect to 25% of your Option Shares (rounded to the nearest whole share) on each of the first anniversary of the date of this Agreement, the second anniversary of the date of this Agreement, the third anniversary of the date of this Agreement and the fourth anniversary of the date of this Agreement. Unless otherwise determined by the Committee, if your employment with the Company ceases for any reason, your Option shall be vested and fully exercisable with respect to that portion of your Option that was vested and exercisable on the date your employment with the Company ceased and any portion of your Option that was not vested and exercisable on such date shall expire and be forfeited.

          4. Expiration of Option.

          (a) Normal Expiration. In no event shall any part of your Option be exercisable after the Expiration Date set forth in paragraph 2(a) above.

          (b) Early Expiration Upon Termination of Employment. Any portion of your Option that was not vested and exercisable on the date your employment with the Company terminated shall expire and be forfeited on such date, and any portion of your Option that was vested and exercisable on the date your employment with the Company terminated shall also expire and be forfeited; provided that: (i) if you die or become subject to any Disability, the portion of your Option that is vested and exercisable shall expire 180 days from the date of your death or Disability, but in no event after the Expiration Date and
(ii) if you resign or are discharged other than for Cause, the portion

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of your Option that is vested and exercisable shall expire 45 days from the date of your discharge, but in no event after the Expiration Date.

          5. Procedure for Exercise. You may exercise all or any portion of your Option, to the extent it has vested and is outstanding, at any time and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Company's Secretary) and your written acknowledgement that you have read and have been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to you regarding the Company, together with payment of the Option Price in accordance with the provisions of paragraph 2(b) above. As a condition to any exercise of your Option, you shall permit the Company to deliver to you all financial and other information regarding the Company it believes necessary to enable you to make an informed investment decision, and you shall make all customary investment representations which the Company requires.

          6. Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares. You represent that when you exercise your Option you shall be purchasing Option Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Shares unless your offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. You agree that you shall not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law. You further understand that the certificates for any Option Shares you purchase shall bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

          7. Non-Transferability of Option. Your Option is personal to you and is not transferable by you other than by will or the laws of descent and distribution. During your lifetime only you (or your guardian or legal representative) may exercise your Option. In the event of your death, your Option may be exercised only (i) by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that you were entitled hereunder at the date of your death.

          8. Conformity with Plan. Your Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan (which is incorporated herein by reference). Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

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          9. Rights of Participants. Nothing in this Agreement shall interfere with or limit in any way the right of the Company to terminate your employment at any time (with or without Cause), nor confer upon you any right to continue in the employ of the Company for any period of time or to continue your present (or any other) rate of compensation, and in the event of your termination of employment (including, but not limited to, termination by the Company without Cause) any portion of your Option that was not previously vested and exercisable shall be forfeited. Nothing in this Agreement shall confer upon you any right to be selected again as a Plan participant, and nothing in the Plan or this Agreement shall provide for any adjustment to the number of Option Shares subject to your Option upon the occurrence of subsequent events except as provided in paragraph 11 below.

          10. Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from you from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable under this Plan, and the Company may defer such issuance unless indemnified by you to its satisfaction.

          11. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under your Option, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option and the Exercise Price specified herein as may be determined to be appropriate and equitable.

          12. Consequences of Change of Control. Immediately prior to a Change of Control, your Option shall become exercisable with respect to all of your Option Shares which have been granted pursuant to the Plan upon the effective date of the Change of Control; provided, that any exercise of your Option shall be contingent upon the actual consummation of the Change of Control.

          13. Right to Purchase Option Shares.

                (a) Repurchase of Option Shares.

                    (1) If the Company is not a reporting company under the Exchange Act and your employment with the Company shall terminate, including upon your death, Disability, resignation or termination with or without Cause, then the Company shall have the option to repurchase all or any part of the Option Shares issued or issuable upon exercise of your Option, whether held by you or by one or more of your transferees, at the price determined in accordance with the provisions of paragraph 14 hereof.

                    (2) If you breach any of the provisions of paragraphs 18 and 19, then the Company shall have the option to repurchase all or any part of the Option Shares issued or issuable upon exercise of your Option, whether held by you or by

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one or more of your transferees, at the price determined in accordance with the provisions of paragraph 14 hereof.

               (b) Repurchase Procedure. The Company may elect to purchase all or any portion of the Option Shares pursuant to its Repurchase Option by delivery of written notice (the "Repurchase Notice") to you or any other holders of the Option Shares within 120 days after the Termination Date or the Breach Date, as the case may be. The Repurchase Notice shall set forth the number of Option Shares to be acquired from you and such other holder(s), the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction. The number of Option Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Option Shares held by you at the time of delivery of the Repurchase Notice. If the number of Option Shares then held by you is less than the total number of Option Shares the Company has elected to purchase, then the Company shall purchase the remaining shares elected to be purchased from the other holders thereof, pro rata according to the number of shares held by each such holder at the time of delivery of such Repurchase Notice (determined as close as practical to the nearest whole shares).

               (c) Closing of Repurchase of Option Shares. The purchase of Option Shares pursuant to this paragraph 13 shall be closed at the Company's executive offices within 20 days after the expiration of the 120-day period referred to in paragraph 13(b). At the closing, the purchaser or purchasers shall pay the purchase price in the manner specified in paragraph 14(b) and you and any other holders of Option Shares being purchased shall deliver the certificate or certificates representing such shares to the purchaser or purchasers or their nominees, accompanied by duly executed stock powers. Any purchaser of Option Shares under this paragraph 13 shall be entitled to receive customary representations and warranties from you and any other selling holders of Option Shares regarding the sale of such shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances) and to require all sellers' signatures to be guaranteed by a national bank or reputable securities broker.

          14. Purchase Price for Option Shares.

               (a) Purchase Price. If you were terminated without Cause, the purchase price per share to be paid for the Option Shares purchased by the Company pursuant to paragraph 13 shall be equal to the Fair Market Value of such Option Shares as of the Termination Date or the Breach Date, as the case may be; otherwise, the purchase price per share to be paid for the Option Shares purchased by the Company pursuant to paragraph 13 shall be their Exercise Price.

               (b) Manner of Payment. If the Company elects to purchase all or any part of the Option Shares, including Option Shares held by one or more transferees, the Company shall pay for such shares: (i) first, by certified check or wire transfer of funds to the extent such payment would not cause the Company to violate the Wisconsin Business Corporation Law and would not cause the Company to breach any agreement to which it is a party relating to the indebtedness for borrowed money or other

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material agreement; and (ii) thereafter, with a subordinated promissory note of the Company. Such subordinated promissory note shall bear interest at the rate of 8% per annum (which shall be payable annually in cash unless otherwise prohibited), shall have all principal payment due on the fifth anniversary of the date of issuance and shall be subordinated on terms and conditions satisfactory to the holders of the Company's indebtedness for borrowed money. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under any indebtedness or obligations owed by you to the Company.

          15. Restrictions on Transfer.

               (a) Transfer of Option Shares. You shall not sell, pledge or otherwise transfer any interest in any Option Shares except pursuant to a Public Sale or the provisions of paragraph 13 or 17 hereof ("Exempt Transfers") and except pursuant to the provisions of this paragraph 15. At least 30 days prior to making any transfer other than an Exempt Transfer, you shall deliver a written notice (the "Sale Notice") to the Company. The Sale Notice shall disclose in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed transfer. You agree not to consummate any such transfer until 30 days after the Sale Notice has been delivered to the Company, unless the parties to the transfer have been finally determined pursuant to this paragraph 15 prior to the expiration of such 30-day period. (The date of the first to occur of such events is referred to herein as the "Authorization Date").

               (b) First Refusal Rights. The Company may elect pursuant to this paragraph 15 to purchase all (but not less than all) of the Option Shares to be transferred by you upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to you within 20 days after the receipt of the Sale Notice by the Company. The Company shall be given up to 30 days (after delivery of such written notice) to consummate the purchase and sale of Option Shares. If the Company has not elected to purchase all of the Option Shares specified in the Sale Notice, you may transfer the Option Shares specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following the Authorization Date. Any Option Shares not transferred within such 60-day period shall be subject to the provisions of this paragraph 15(b) upon subsequent transfer.

               (c) Certain Permitted Transfers. The restrictions contained in this paragraph 15 shall not apply with respect to transfers of Option Shares (i) pursuant to applicable laws of descent and distribution or (ii) among your family group; provided that the restrictions contained in this paragraph shall continue to be applicable to the Option Shares after any such transfer and the transferees of such Option Shares have agreed in writing to be bound by the provisions of this Agreement. Your "family group" means your spouse and descendants.

               (d) Termination of Restrictions. The restrictions on the transfer of Option Shares set forth in this paragraph 15 shall continue with respect to each Option Share until the date on which such Option Share has been transferred in a

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transaction permitted by this paragraph (except in a transaction contemplated by paragraph 15(c)).

          16. Additional Restrictions on Transfer.

               (a) Restrictive Legend. The certificates representing the Option Shares shall bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON ________, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION AGREEMENT BETWEEN THE COMPANY AND _________________ DATED AS OF NOVEMBER 6, 2001, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

               (b) Opinion of Counsel. You may not sell, transfer or dispose of any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

               (c) Holdback. You agree not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten Demand Registration or any underwritten Piggyback Registration (as such terms are defined in the Registration Agreement), except as part of such underwritten registration if otherwise permitted.

          17. Sale of the Company.

               (a) Consent to Sale of Company. If the Board approves a sale of the Company which constitutes a Change of Control to an independent third party (whether by merger, consolidation, sale of all or substantially all of its assets or sale of all of the outstanding Common Stock) (the "Approved Sale"), you shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as a sale of stock, you shall agree to sell all of your Option Shares and rights to acquire Option Shares on the terms and conditions approved by the Board and the holders of a majority

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of the Common Stock then outstanding. You shall take all necessary and desirable actions in connection with the consummation of the Approved Sale. For purposes of this paragraph 17, an "independent third party" is any person who does not own in excess of 5% of the Company's Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Company's Common Stock and who is not the spouse, ancestor or descendant (by birth or adoption) of any such 5% owner of the Company's Common Stock.

               (b) Purchaser Representative. If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), you shall, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If you appoint the purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative, but if you decline to appoint the purchaser representative designated by the Company you shall appoint another purchaser representative (reasonably acceptable to the Company), and you shall be responsible for the fees of the purchaser representative so appointed.

          18. Nonsolicitation Agreement

               (a) Nonsolicitation of Employees. You agree that during your employment with the Company and for the period beginning on the date you cease to be employed by the Company for any reason and ending on the 18 (eighteen) month anniversary of such date, you shall not induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave their employ or in any way interfere with the relationship between the Company or any of its Subsidiaries and any of their employees.

               (b) Nonsolicitation of Former Employees. You agree that during your employment with the Company and for the period beginning on the date you cease to be employed by the Company for any reason and ending on the 18 (eighteen) month anniversary of such date, you shall not, directly or indirectly, hire any person who was an employee of the Company or any Subsidiary at any time during your employment with the Company.

               (c) Nonsolicitation of Customers. You agree that during your employment with the Company and for the period beginning on the date you cease to be employed by the Company for any reason and ending on the 18 (eighteen) month anniversary of such date, you shall not induce or attempt to induce any customer of the Company from ceasing to do business with the Company or decreasing the amount of business such customer does with the Company including, without limitation, customers such as supermarkets, convenience stores, and other markets which sell the Company's products.

               (d) Nonsolicitation of Company Relationships. You agree that during your employment with the Company and for the period beginning on the date you

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cease to be employed by the Company for any reason and ending on the 18
(eighteen) month anniversary of such date, you shall not induce or attempt to induce any supplier, vendor, licensee, licensor, franchisee or other business relation of the Company or any of its Subsidiaries to cease doing business with them or in any way interfere with the relationship between the Company or any of its Subsidiaries and any such person or business relation (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries).

               (e) Other Restrictions. You agree that for the period beginning on the date you cease to be employed by the Company for any reason and ending on the 18 (eighteen) month anniversary of such date, you shall not directly or indirectly, engage in, or serve as a principal, partner, joint venturer, member, creditor, manager, trustee, agent, stockholder, director, officer, employee or consultant of, or advisor to, or in any other capacity, or in any manner, own, control, finance, manage, operate, or otherwise participate, invest, or have any interest in, or be connected with (i) Ocean Spray Cranberries, Inc., Apple & Eve, Inc. or Langers Juice Company, Inc. or any of their respective successors or assigns or (ii) any corporation, partnership, limited liability company or any other business entity, or any division of any of the foregoing, which: (x) is primarily engaged in the production, manufacture, sale, marketing and/or distribution of cranberry juice, cranberry concentrate and/or cranberries and
(y) generates annual revenues in excess of $40 million from the production, manufacture, sale, marketing and/or distribution of cranberry juice, cranberry concentrate and/or cranberries. Notwithstanding the foregoing, the passive ownership by you, of not more than one percent (1%) of the shares of capital stock of any corporation having a class of equity securities actively traded on a national securities exchange or in the over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this paragraph.

               (f) Right to Relief. You agree that the Company would suffer irreparable harm from a breach of any of the covenants or agreements contained in this paragraph 18. In the event of an alleged or threatened breach by you of any of the provisions of this paragraph 18, the Company or their successors or assigns may, in addition to all other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (including the extension of the 18 (eighteen) month periods provided for above (the "Period")) by a period equal to the length of the violation of this paragraph 18. In the event of an alleged breach or violation by you of any of the provisions of this paragraph 18, the Period described above shall be tolled until such alleged breach or violation has been duly cured. You agree that these restrictions are reasonable.

          19. Confidential Information.

               (a) Third Party Information. You understand that the Company and its affiliates will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's and its affiliates' part to maintain the confidentiality of such information and to use it only for certain limited purposes. During your employment with the Company and thereafter, you will hold

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Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company or its affiliates who need to know such information in connection with their work for the Company or its affiliates) or use, except in connection with his work for the Company or its affiliates, Third Party Information unless expressly authorized by the Board in writing or to the extent that the aforementioned matters become generally known to and available for use by the public as a result of the Company's disclosure of such information in its public filings.

               (b) Confidential Information. You acknowledge that the information, observations and data relating to the business of the Company and its Subsidiaries which you obtained as an employee, officer, director and stockholder of the Company are the property of the Company. You agree that, to the extent such confidential information does not constitute a Trade Secret, during your employment with the Company and for the period beginning on the date you cease to be employed by the Company for any reason and ending on the 18 (eighteen) month anniversary of such date, you shall not use for his own purposes or disclose to any third party any of such information, observations or data without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of your acts or omissions. You agree that, to the extent such confidential information does constitute a Trade Secret, during your employment with the Company and thereafter until such information is no longer a Trade Secret, you shall not use for your own purposes or disclose to any third party any of such information, observations or data without the prior written consent of the Board. You shall either destroy (and deliver to the Company a written certification that you destroyed) or deliver to the Company immediately upon termination of employment with the Company for any reason (whether by resignation, death, disability or termination with or without Cause), or at any other time, the Board may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documentation (and copies thereof) relating to the business of the Company and its Subsidiaries which you may then possess or have under your control.

               (c) Inventions and Patents. You acknowledge that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether patentable or not) which relate to the actual or anticipated business, research and development or existing or future products or services of the Company and its Subsidiaries and which are conceived, developed or made by you at any time you are an employee of the Company ("Work Product") are "Works Made for Hire" and belong to the Company. To the extend any Work Product is not a "Work Made for Hire", you hereby assign and agree to assign to the Company all rights in and to such Work Product. You shall promptly disclose all Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after your employment with the Company) to establish and confirm such ownership (including, without limitation, assignments, powers of attorney and other instruments).

          20. Additional Acknowledgments. You acknowledge that the provisions of this Agreement are in consideration of your continued employment with the

Company, the grant of the Option hereunder, and other good and valuable consideration as set forth in this Agreement. In addition, you agree and acknowledge that the restrictions contained in paragraphs 18 and 19 do not preclude you from earning a livelihood. In addition, you agree and acknowledge that the potential harm to the Company of the non-enforcement of paragraphs 18 and 19 outweighs any potential harm to you of its enforcement by injunction or otherwise. You acknowledge that you have carefully read this Agreement and have given careful consideration to the restraints imposed upon you by this Agreement, and are in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company now existing or to be developed in the future.

          21. Remedies. The parties hereto shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          22. Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of you and the Company.

          23. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

          24. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          25. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

          26. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          27. Governing Law. The corporate law of Wisconsin shall govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of Wisconsin.

          28. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you and to the Company at the addresses indicated below:

          (a)  If to the Optionee:

               [Name]
               Northland Cranberries, Inc.
               800 First Avenue South
               Wisconsin Rapids, Wisconsin 54495

          (b)  If to the Company:

               Northland Cranberries, Inc.
               800 First Avenue South
               P.O. Box 8020
               Wisconsin Rapids, WI 54495
               Attention: Chief Executive Officer
               Telecopy No.: (715) 422-6844

               with a copy to:

               Sun Northland, LLC
               c/o Sun Capital Advisors II, L. P.
               5200 Town Center Circle, Suite 470
               Boca Raton, Florida  33486
               Attention: Marc J. Leder
                       Rodger R. Krouse
                       C. Deryl Couch, Esq.
               Telecopy No.:  (561) 394-0540

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          29. Submission to Jurisdiction. You hereby agree to submit to the jurisdiction of any state or federal court sitting in Milwaukee, Wisconsin, in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of the action or proceeding may be heard and determined in any such court. You also agree not to bring any action or proceeding arising out of or relating to this Agreement in any other court. You hereby waive any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. The Company may make service on you by sending or delivering a copy of the process to you to be served at your address listed above. Nothing in this paragraph, however, shall affect the right of any party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. You agree that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

          30. Entire Agreement. This Agreement constitutes the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by you of Common Stock of the Company.

                                     * * * *

          Please execute the extra copy of this Agreement in the space below and return it to the Company's Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

                                        Very truly yours,


                                        NORTHLAND CRANBERRIES, INC.



                                        By_____________________________________
                                         Name     John Swendrowski
                                         Title    Chairman and CEO

Enclosures:  1.   Extra copy of this Agreement
             2.   Copy of the Plan


          The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.


Dated as of November 6, 2001            OPTIONEE



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